================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               -------------------

[_]      Filed by the Registrant
[x]      Filed by a Party other than the Registrant


Check the appropriate box:

[x]      Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]      Definitive Proxy Statement
[_]      Definitive Additional Materials
[_]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                          INSITUFORM TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                                JEROME KALISHMAN
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


PAYMENT OF FILING FEE (Check the appropriate box):


[X]  No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)    Title of each class of securities to which transaction applies:
         2)    Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):
         4)    Proposed maximum aggregate value of transaction:
         5)    Total fee paid:

[_]      Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:
         2)  Form, Schedule or Registration Statement No.:
         3)  Filing Party:
         4)  Date Filed:

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

                        PROXY STATEMENT OF THE COMMITTEE
                            TO RESTORE VALUE TO IT IN
                         OPPOSITION TO THE SOLICITATION
                          BY THE BOARD OF DIRECTORS OF
                          INSITUFORM TECHNOLOGIES, INC.
                          -----------------------------


                       ANNUAL MEETING OF THE STOCKHOLDERS
                                       OF
                          INSITUFORM TECHNOLOGIES, INC.

                  This Proxy Statement and the accompanying [Blue] Proxy Card are being furnished to stockholders by The Committee To Restore Value to ITI (the "Committee") formed by Jerome Kalishman ("Kalishman") and Robert W. Affholder ("Affholder") in connection with the solicitation by the Committee of proxies from the holders of Class A Common Stock, par value $0.01 per share (the "Common Stock"), of Insituform Technologies, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of the Stockholders of the Company, including any adjournments or postponements thereof (the "Annual Meeting"), scheduled to be held at The New York Marriott East Side Hotel, 525 Lexington Avenue, New York, New York on Tuesday, July 15, 1997, at 10:00 A.M., local time. At the Annual Meeting, four Class II Directors of the Company will be elected. For the reasons discussed in this Proxy Statement, the Committee is soliciting proxies to nominate and elect to the Company's Board of Directors (the "Board") Affholder (who also has been nominated for election by the Board) and the three other individuals named herein in opposition to the election of the nominees of the Board, other than Affholder (such other individuals, together with Affholder, being hereinafter referred to as the "Committee Nominees"). The principal executive offices of the Company are located at 1770 Kirby Parkway, Suite 300, Memphis, Tennessee 38138.

                        THE COMMITTEE RECOMMENDS THAT YOU
                     VOTE IN FAVOR OF THE COMMITTEE NOMINEES

                  Stockholders of record of shares of Common Stock on May 23, 1997 (the "Record Date") are entitled to vote at the Annual Meeting. It is anticipated that this Proxy Statement and accompanying [Blue] Proxy Card will first be furnished to stockholders of the Company on or about June , 1997. On the Record Date, members of the Committee and their affiliates beneficially owned an aggregate of 4,405,706 shares (or approximately 16.4%) of the Common Stock. The members of the



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
Committee and their affiliates intend to cause all of such shares to be voted FOR the Committee Nominees. See "Voting Securities and Principal Holders Thereof."

                                    IMPORTANT

                  YOUR VOTE IS EXTREMELY IMPORTANT. If you agree with the Committee's efforts, we ask for your support by immediately signing, dating and mailing the enclosed [Blue] Proxy Card.

                  SHARES IN YOUR NAME. No matter how many shares you own, vote "FOR" the Committee Nominees by signing, dating and mailing the enclosed [Blue] Proxy Card. Sign the [Blue] Proxy Card exactly as your name appears on the stock certificate regarding your shares.

                  SHARES IN YOUR BROKER'S OR BANK'S NAME. If you hold your shares in the name of a brokerage firm, bank or other nominee, your broker, bank or other nominee cannot vote your shares for the Committee Nominees unless it receives your specific instructions. Please sign, date and mail as soon as possible the enclosed [Blue] Proxy Card in the envelope that has been provided by your broker, bank or other nominee to be sure that your shares are voted, or contact the person responsible for your account and instruct that person to execute a [Blue] Proxy Card on your behalf.

                  WE URGE THAT YOU DO NOT SIGN AND RETURN THE [COLOR] PROXY CARD PROVIDED BY THE COMPANY. If you have already done so, your [Color] Proxy Card automatically will be revoked if you sign and return the enclosed [Blue] Proxy Card.

                  QUESTIONS AND ASSISTANCE. If you have any questions or need assistance in voting, please call D.F. King & Co., Inc.,
Toll-Free, at 1-800-       .

                  PLEASE REMEMBER TO DATE YOUR PROXY CARD, AS ONLY YOUR LATEST DATED PROXY WILL COUNT AT THE ANNUAL MEETING. IF YOU HAVE ANY DOUBTS AS TO WHETHER YOUR PROXY WILL BE RECEIVED IN TIME TO BE CAST AT THE ANNUAL MEETING, PLEASE CALL D.F. KING & CO., INC.
PROMPTLY.


                   BACKGROUND AND REASONS FOR THE SOLICITATION

                  Kalishman and Affholder and their respective affiliates acquired their shares of Common Stock in October 1995 as a result of the consummation of the merger (the "IMA Merger") of a wholly-owned subsidiary of the Company with and into Insituform Mid-



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America, Inc. ("IMA"). At the time of the IMA Merger, Kalishman and Affholder were the Chairman of the Board and CEO and the Vice Chairman, respectively, of IMA and its largest shareholders. Pursuant to the IMA Merger, the shares of IMA stock held by Kalishman and Affholder and their respective affiliates were converted into the right to receive shares of Common Stock. Pursuant to the agreement (the "IMA Merger Agreement") entered into by the Company and IMA in connection with the IMA Merger, the size of the Company's Board was increased from 10 to 13 persons and Kalishman, Affholder and a third director of IMA were elected as directors of the Company. In the IMA Merger Agreement, the Company agreed to nominate and recommend for reelection the 10 persons who were serving as directors of the Company at the time of the IMA Merger as well as the IMA directors who were added to the Board. This agreement is in effect until December 9, 1998. Affholder's current term as a director of the Company expires at the Annual Meeting and Kalishman's term expires at the 1998 annual meeting of stockholders.

                  At the time of the IMA Merger, Kalishman and Affholder entered into agreements with the Company regarding Kalishman's service as the Vice Chairman of and a consultant to the Company and Affholder's employment as an executive officer of the Company. Kalishman currently serves as Chairman of the Board of the Company and Affholder is the Senior Executive Vice President of the Company. Kalishman is the Company's largest stockholder.

                  The Committee has been greatly disappointed in the Company's performance prior to the election in November 1996 of Anthony W. Hooper as President and Chief Executive Officer and Kalishman as Chairman of the Board. The Committee believes that a change in the composition of the Board is needed to provide the current management team with greater support and prevent against a reversion to the strategies and policies that were in place prior to the election of Messrs. Hooper and Kalishman to their current management positions and which led to a substantial decrease in the value of the Company's Common Stock from the levels in effect at the time of the IMA Merger.

                  The Committee also believes that the Company's current Board of Directors is not effectively and adequately representing the interests of the Company and its stockholders. In the view of the Committee, the proceedings and effectiveness of the Board have been substantially impaired by personal allegiances that exist among groups of Board members that were directors at the time of the IMA Merger. This has resulted in divisive debate and dissension which, in the Committee's view, has affected and will continue in the future to undermine the effectiveness of Mr.



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
Hooper and the current management team. Further, the Committee considers it wholly inappropriate that Messrs. Brian Chandler (a director of the Company) and Douglas K. Chick (a director of the Company and a member of the Board's slate of nominees for election at the Annual Meeting) are engaged in the development of technology that could be used by third parties to compete with the Company, have been selling their Common Stock and defaulted on a non-recourse loan from the Company, with the value of the collateral at the time of foreclosure being approximately $2,000,000 less than the amount due and owing the Company.

                  The Committee believes that the election of independent highly qualified individuals as directors of the Company would greatly improve the Board, providing to current management the support necessary to increase profitability at the Company and enhance the value of the Company and its stock and also minimizing the adverse effects of apparent conflicts of interest between the Company and Messrs. Chandler and Chick. Kalishman and Affholder have held a number of discussions with certain of the other directors of the Company regarding their concerns and ideas to improve the Board and the role it plays in the management of the Company. These discussions have not been fruitful and the other directors have refused to consider any changes in the composition of the Board. The Committee believes that the Company would benefit from the election of its nominees to the Board. The Committee believes that its nominees are highly qualified businessmen who do not have any prior allegiances to any faction of the Board and who will bring a wealth of experience, specialized knowledge, enthusiasm and vigor that will enhance the Company and its future activities and growth.


                 ELECTION OF THE COMMITTEE NOMINEES AS DIRECTORS

                  The Company currently has 13 directors. The terms of Affholder, Paul H. Biddelman, Douglas K. Chick and Steven Roth will expire at the Annual Meeting. The Committee is proposing that the stockholders of the Company elect the Committee Nominees to the Board at the Annual Meeting. Affholder also has been nominated by the Company. The Committee Nominees named in the table below, each of whom has consented to serve as a director, if elected, would serve until the Company's annual meeting of stockholders in 2000 and until his successor has been elected and qualified.



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
                                    PRESENT PRINCIPAL
NAME, AGE AND                       OCCUPATION AND FIVE YEAR
BUSINESS ADDRESS                    EMPLOYMENT HISTORY

Robert W. Affholder (61)            Mr. Affholder has been Senior Executive Vice
17988 Edison Avenue                 President of the Company since August 1996;
Chesterfield, Missouri  63005       Senior Vice President-Chief Operating
                                    Officer of North American Contracting
                                    Operations of the Company from October 1995 to August 1996; Vice Chairman, Insituform
                                    Mid- America, Inc. ("IMA") from 1993 to
                                    1995; President of IMA from 1994 to 1995 and from prior to 1992 to 1993; Director of the Company since 1995.

Stephen P. Cortinovis (47)          Mr. Cortinovis has been the Vice President -
800 West Florissant                 International and President - Europe of
St. Louis, Missouri  63136          Emerson Electric Co., a diversified
                                    manufacturing company, from January 1992 to present.

Hulas Kanodia (47)                  Mr. Kanodia has been the Chairman, Chief
9275 Genaire Drive                  Executive Officer and President of Trans
St. Louis, Missouri  63134          States Airlines, a domestic airline, from
                                    September 1986 to present.

Minor W. Perkins (51)               Mr. Perkins has been the President of RFS
850 Ridgelake Boulevard,            Hotel Investors, Inc., a real estate
Suite 220                           investment trust owning equity interests in
Memphis, Tennessee  38120           hotel properties ("RFS"), from April 1996 to
                                    present. Prior to such date, Mr. Perkins had been at Morgan Keegan & Company, Inc., as co-head of its investment banking department since 1993 and as a managing director since
                                    1991. Mr. Perkins is a director of RFS and of Knight Transportation, Inc., a company that transports consumer goods and commodities.


                  It is anticipated that each Committee Nominee, upon election, will receive director's fees, consistent with the Company's compensation policies and plans applicable to all of its directors. According to the Company's Proxy Statement dated June 6, 1997 for the Annual Meeting (the "Company's 1997 Proxy



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
Statement"), non-employee directors of the Company received $12,000 in 1996, and an additional $1,000 for each Board meeting attended in person or by telephone. The Company's 1997 Proxy Statement also indicated that such directors also were reimbursed for all reasonable expenses incurred in connection with their services. Annex I sets forth certain information with respect to the Common Stock owned by the Committee Nominees.

                  VOTE AND RECOMMENDATION. Assuming that a quorum is present, directors are elected by vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, the four nominees receiving the greatest number of votes cast at the Annual Meeting upon the presence of a quorum will be elected as directors. Since the directors will be elected on the basis of the number of votes cast, proxies which are marked "Withhold Authority" or on which a broker or other nominee has indicated a lack of discretionary authority ("broker non-votes") will not be counted in the election of directors. Although it is anticipated that each Committee Nominee will be able to serve as a director, should any Committee Nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by the Committee.

                         THE COMMITTEE RECOMMENDS A VOTE
                          "FOR" THE COMMITTEE NOMINEES

                  IF YOU PROPERLY SIGN, DATE AND RETURN THE BLUE PROXY CARD, BUT DO NOT INDICATE YOUR INSTRUCTIONS THEREON, YOUR SHARES WILL BE VOTED FOR EACH OF THE COMMITTEE'S NOMINEES


                  CERTAIN INFORMATION REGARDING THE COMMITTEE,
                  THE COMMITTEE NOMINEES AND OTHER PARTICIPANTS

            Mr. Kalishman (age 69) has been a director of the Company since October 1995 and the Chairman of the Board of the Company since November 1996. He served as the Company's Vice Chairman from the time of the IMA Merger in October 1996 to his election as Chairman of the Board in November 1996. From prior to 1992 to 1995, Mr. Kalishman was the Chairman and Chief Executive Officer of IMA. His business address is c/o Insituform Technologies, Inc., 17988 Edison Avenue, Chesterfield, Missouri 63005-3700.

                  For biographical information concerning Mr. Affholder, see "Election of the Committee's Nominees As Directors" above.




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
                  As of the Record Date, the members of the Committee and their affiliates, in the aggregate, beneficially owned 4,405,706 shares of the Common Stock.

                  The Committee and the Committee Nominees are sometimes referred to herein as the "Participants" in this solicitation. Additional information with respect to the Participants is set forth below under "Voting Securities and Principal Holders Thereof" and in Annex I.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

                  The shares of Common Stock constitute the only class of outstanding voting securities of the Company. Accordingly, only holders of Common Stock are entitled to vote at the Annual Meeting or execute proxies in connection therewith. The Company stated in the Company's 1997 Proxy Statement that as of the Record Date, there were 26,916,294 shares of Common Stock outstanding. Each share of Common Stock entitles its record holder to one vote. Stockholders of the Company do not have cumulative voting rights.

                  The following table sets forth, as of May 1, 1997 with respect to the number of shares of Common Stock owned, to the best of the Committee's knowledge, by (i) each person who beneficially owns more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company who owned beneficially any shares of Common Stock, (iii) each executive officer of the Company named in the Company's 1997 Proxy Statement, and (iv) all directors and executive officers of the Company as a group. The information below (except with respect to the Committee and footnotes (2) and (6)) is based on information reported by the Company in the Company's 1997 Proxy Statement.

                                                AMOUNT AND
                                                 NATURE OF
NAME AND ADDRESS                                 BENEFICIAL       PERCENTAGE
OF BENEFICIAL OWNER                             OWNERSHIP(1)       OF CLASS
-------------------                             ------------      ---------
Jerome and Nancy F. Kalishman............       3,097,848(2)        11.5%
17988 Edison Avenue
Chesterfield, Missouri  63005

T. Rowe Price Associates, Inc............       2,667,825(3)         9.9
100 East Pratt Street
Baltimore, Maryland  21202

Interstate Properties....................       1,660,072            6.2
Park 80 West-Plaza Two
Saddle Brook, New Jersey  07663(4)




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
David Mandelbaum.......................       1,660,072(5)           6.2
80 Main Street
West Orange, New Jersey  07052

Steven Roth............................       1,670,072(5)           6.2
Park 80 West-Plaza Two
Saddle Brook, New Jersey  07663

Russell B. Wight, Jr...................       1,664,744(5)           6.2
Park 80 West-Plaza Two
Saddle Brook, New Jersey  07663

Robert W. Affholder....................       1,307,858(6)           4.9

Paul A. Biddelman......................         380,877(7)           1.4

Brian Chandler (8).....................         183,590               (9)

Douglas K. Chick (8)(10)...............         917,231              3.4

William Gorham.........................           9,425(11)           (9)

James D. Krugman.......................         278,664(12)          1.0

Alvin J. Siteman.......................         246,190(13)           (9)




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
Silas Spengler...........................           2,000               (9)

Sheldon Weinig...........................          12,099               (9)

Anthony W. Hooper........................         114,800(14)           (9)

Jean-Paul Richard........................         310,000(15)          1.1

William A. Martin........................          28,000(16)           (9)

Dale T. Harden...........................          12,500(16)           (9)

Raymond Toth.............................          12,000(16)           (9)

Directors and Executive
Officers as a group (19 persons).........       8,189,755(17)         29.5

---------------

(1) Except as otherwise indicated, as of May 1, 1997 all of such shares are owned with sole voting and investment power.

(2)      Represents: (i) 146,159 shares beneficially owned by Jerome and Nancy
         F. Kalishman as tenants by the entirety, (ii) 2,869,274 shares beneficially owned by Xanadu Investments, L.P. (the general partners of which are The Jerome Kalishman Revocable Trust, as to which Jerome Kalishman acts as trustee, and The Nancy F. Kalishman Revocable Trust, as to which Nancy F. Kalishman acts as trustee), and (iii) 82,415 shares (the "Fund Shares") beneficially owned by Jerome Kalishman, as trustee of The Jerome and Nancy Kalishman Family Fund; Nancy F. Kalishman disclaims beneficial ownership of the Fund Shares. Excludes:
         (i) 302,463 shares beneficially owned with sole voting and investment power by John Kalishman, (ii) 302,463 shares beneficially owned with sole voting and investment power by James Kalishman, (iii) 302,462 shares beneficially owned with sole voting and investment power by Susan Kalishman, (iv) 302,463 shares beneficially owned with sole voting and investment power by Thomas Kalishman and (v) 115,000 shares held by The Jerome and Nancy F. Kalishman Irrevocable Grandchildren's Trust, as to which John, James, Susan and Thomas Kalishman (all of whom are adult children of Jerome and Nancy F. Kalishman) act as co-trustees and have shared voting and investment power; Jerome and Nancy F. Kalishman disclaim beneficial ownership of such shares.

(3) Includes 1,087,125 shares beneficially owned by T. Rowe Price New Horizons Fund, Inc. (the "Fund"), a registered investment company. In a Statement on Schedule 13G, as



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
         amended, filed with the Securities and Exchange Commission, T. Rowe Price Associates, Inc. ("Associates"), a registered investment advisor, and the Fund have reported that Associates has sole investment power over all such 2,662,825 shares, and that Associates and the Fund have sole voting power over, respectively, 355,700 shares and 1,087,125 shares.

(4) In a Statement on Schedule 13D filed with the Securities and Exchange Commission by Interstate Properties and its partners, such parties have reported that Interstate Properties is a general partnership consisting of David Mandelbaum, Steven Roth and Russell B. Wight, Jr.

(5)      Includes 1,660,072 shares beneficially owned by Interstate Properties.

(6) Includes 3,000 shares beneficially owned by Affholder as trustee of the Robert W. and Pamela Rae Affholder Grandchildren's Trust.

(7) Includes 350,877 shares issuable pursuant to currently exercisable warrants granted by the Company to Hanseatic and held for discretionary customer accounts and for an affiliate in which Hanseatic is the indirect managing member. Mr. Biddelman is Treasurer of Hanseatic and, accordingly, would hold shared voting and investment power in the event of exercise of such warrants. See "Compensation Committee Interlocks and Insider Participation".

(8) Represents 183,590 shares of Common Stock beneficially owned by Ringwood Limited ("Ringwood"), a holding company whose shareholders are Mr. Chandler and Barford Limited, as trustee of the Anthony Basmadjian Settlement ("Barford"), and held with shared voting and investment power with Mr. Chandler, Barford and, as a result of the arrangements described under footnote (10), Mr. Chick.

(9)      Less than one percent.

(10) Represents 183,590 shares of Common Stock beneficially owned by Ringwood Limited, in which Barford is a shareholder (see footnote (8)), and 733,641 shares of Common Stock beneficially owned by Parkwood Limited, as trustee of the Anthony Basmadjian "P" Settlement ("Parkwood"). The shares beneficially owned by Barford and Parkwood are held with shared voting and investment power with Mr. Chick under oral agreements pursuant to which Barford and Parkwood,



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
         respectively, will not vote or dispose of any securities of the Company without the written approval of Mr. Chick having first been obtained. Such parties have reported that the settlor of the settlements as to which Barford and Parkwood, respectively, act as trustees has further expressed his wishes to the effect that the powers of trustee be exercised in consultation with Mr. Chick with due regard to any suggestions made, and that, accordingly, Mr. Chick has an informal ability to influence decisions of Barford and Parkwood, respectively, regarding securities of the Company held by them as trustees, but, under governing law, no right to enforce such settlements, respectively, so as to override or compel the trustees or the councilors who nominate beneficiaries in the exercise of a trust power or discretion in a particular manner.

(11) Represents 9,425 shares jointly owned with Gail Gorham, Mr. Gorham's wife.

(12) Includes 195,000 shares issuable upon exercise of stock options granted by the Company and exercisable at May 1, 1997, 40,364 shares held by a general partnership whose managing partner is James D. Krugman and 33,300 shares, as to which Mr. Krugman holds shared voting and investment power, held by a general partnership in which Mr. Krugman's mother has an interest.

(13) Represents: (i) 210,348 shares held by Mr. Siteman as trustee of the Alvin J. Siteman Revocable Trust; (ii) 5,174 shares held by Mr. Siteman as trustee of trusts for the benefit of members of his immediate family; and (iii) 30,668 shares issuable upon exercise of stock options granted by the Company and exercisable at May 1, 1997.

(14) Includes 99,500 shares issuable upon exercise of stock options granted by the Company and exercisable at May 1, 1997.

(15) Includes 300,000 shares issuable upon exercise of stock options granted by the Company and exercisable at May 1, 1997.

(16) Represents shares issuable upon exercise of stock options granted by the Company and exercisable at May 1, 1997.

(17) Includes 816,461 shares issuable upon exercise of stock options granted by the Company and exercisable at May 1, 1997 and currently exercisable warrants held by Hanseatic.




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
               INFORMATION CONCERNING THE SOLICITATION OF PROXIES

                  The costs of this solicitation will be borne by the Committee. In addition to solicitation by mail, the Committee and the Committee nominees may solicit proxies in person, by telephone, by telegram, by personal interview, by e-mail, or by telecopier. No Committee member or Committee Nominee will receive additional compensation for such solicitations. The Committee will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward its proxy materials to the beneficial owners of the shares of Common Stock they hold of record and obtain authorization for the execution of Proxy Cards. The Committee will reimburse these record holders for customary mailing expenses incurred by them in forwarding the Committee's materials. The Committee also has retained D.F. King & Co., Inc. to assist the Committee in connection with communications with stockholders and to provide other services in connection with the solicitation of proxies. The fee of D.F. King & Co., Inc. is estimated to be $__________ plus reasonable out-of-pocket costs and expenses. D.F. King & Co., Inc. will employ approximately 35 people in its efforts.

                  Neither the Committee nor, to the best of the Committee's knowledge, any person acting on its behalf has retained any other person to make solicitations or recommendations to security holders on its behalf in connection with the solicitation of proxies.

                  Costs related to the solicitation of proxies with respect to the election of the Committee Nominees include expenditures for attorneys, proxy solicitors, printing, postage, and related expenses and fees and are expected to aggregate approximately $250,000. To date, the Committee has spent approximately $25,000 of such total estimated expenditures.

                  The Committee intends to seek reimbursement from the Company for the costs incurred in connection with this proxy solicitation. Such request for reimbursement will not be submitted to a vote of the Company's stockholders.


                                PROXY PROCEDURES

                  Unless contrary instructions are indicated on the proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted for the election of the Committee Nominees. A proxy executed by a holder of shares may be revoked at any time before its exercise by sending a written revocation

(as provided below), by submitting another properly executed proxy with a later date prior to the time of the Annual Meeting or by giving notice of revocation at the Annual Meeting. The mere presence of any stockholder at the Annual Meeting will not operate to revoke his or her proxy. The revocation may be delivered to D.F. King at 77 Water Street, New York, New York 10005-4495 or any other address provided by the Company. Although a revocation or a later dated proxy delivered to the Company but not to the Committee will be effective, the Committee requests that if a revocation or a later dated proxy is delivered only to the Company, a photostatic copy of the revocation or later dated proxy also be delivered to the Committee so that it will be aware of such revocation or later dated proxy. All revocations received by the Committee will be delivered by it to the Company, but will be effective only upon their receipt by the Company. The Committee intends to deliver any such revocation to the Company immediately prior to the convening of the Annual Meeting. Stockholders who have executed and returned a proxy and who then attend the Annual Meeting and desire to vote in person are requested to so notify the Committee prior to the time of the Annual Meeting.

                  IF YOU WISH TO VOTE FOR THE ELECTION OF THE COMMITTEE NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED [BLUE] PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED OR FAX BOTH SIDES OF THE ENCLOSED BLUE PROXY CARD TO THE COMMITTEE AT _______. THE COMMITTEE RECOMMENDS THAT YOU VOTE "FOR" THE COMMITTEE NOMINEES.


                  SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

                  According to the Company's 1997 Proxy Statement, any stockholder proposal intended for inclusion in the Company's proxy materials for the 1998 Annual Meeting must be received in writing by the Company on or before February 6, 1998. The inclusion of any proposal will be subject to applicable rules of the Commission.


              OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                  Except as set forth above, the Committee is not aware of any matter to be considered by the Company's stockholders at the Annual Meeting. However, the Committee's proxies are soliciting authority to vote for any proposal to adjourn the Annual Meeting to a later date which is proposed or recommended by the Committee and against a proposal to adjourn the Annual Meeting to a later date which is not proposed or recommended by the Committee. Should any other matter come before the Annual Meeting, the Committee's proxies will vote in their discretion all shares covered by [Blue] proxy cards with respect to such matters.

                  COMPANY INFORMATION. Except as otherwise noted herein, the information concerning the Company contained in this Proxy Statement has been taken from or is based upon documents and records on file with the Commission and other publicly available information. Although the Committee does not have any knowledge that would indicate that any statement contained herein based upon such documents and records is untrue, the Committee does not take any responsibility for the accuracy or completeness of the information contained in such documents and records, or for any failure by the Company to disclose events that may affect the significance or accuracy of any such information.


Dated:  June [__], 1997

                                          THE COMMITTEE TO RESTORE VALUE TO ITI

                                     ANNEX I


                  Within the past two years, neither any Committee member nor any Committee Nominee have engaged in any transactions in securities of the Company except that Kalishman, Affholder and certain of their affiliates received the shares of Common Stock shown as being beneficially owned by them in the Proxy Statement in connection with the IMA merger that was effected on October 25, 1995 and Kalishman on December 28, 1995 disposed of by gift 1,700 shares of Common Stock and on June 5, 1996 disposed of by gift an aggregate of 3,289 shares of Common Stock.

                  Except as set forth in this Proxy Statement, none of the Committee, the Committee Nominees or any other Participant, or any associate of the foregoing, directly or indirectly owns any securities of the Company or any subsidiary of the Company beneficially or of record, has the right to acquire beneficial ownership within 60 days or has purchased or sold such securities within the past two years.

                  To the knowledge of the Committee, except as set forth in this Proxy Statement, none of the Committee, the Committee Nominees or any other Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting, except for the election of directors.

                  During the past 10 years, none of the Committee, the Committee Nominees or any other Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

                  No part of the purchase price of any of the shares of Common Stock beneficially owned by any of the Committee, the Committee Nominees or any other Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

                  Pursuant to the IMA Merger Agreement, Kalishman and Affholder serve as members of the Board of Directors. The Company has agreed that until December 9, 1998, the Company will nominate and recommend for re-election Kalishman and Affholder to its Board of Directors, upon expiration of their respective terms. Affholder's current term as a director of the Company expires at the 1997 Annual Meeting and Kalishman's term expires at the 1998 annual meeting of stockholders.

                  In November 1996, the Company supplemented its prior arrangements with Kalishman to provide that the appointment of him as Chairman of the Board of Directors, and his service in such position, would, during the period thereof, substitute for the Company's and his respective obligations undertaken in October 1995 in connection with the IMA Merger, under which Kalishman became Vice Chairman of the Board for a term expiring on December 9, 1998 at an annual salary of $100,000. Upon completion of the IMA Merger, the Company also entered into a consulting agreement with Kalishman pursuant to which the Company engaged Kalishman as a consultant in connection with the business of the Company for a two-year term at an annual fee of $150,000. Such agreements are terminable by Kalishman at any time upon at least 60 days' written notice, and are terminable by the Company upon the failure of Kalishman to perform his duties thereunder owing to illness or other incapacity, if such failure continues for a period of six months, or for other cause (as defined in such agreements). Kalishman's arrangements with the Company include health insurance benefits and use of an automobile. In the event of Kalishman's death, such agreements terminate automatically. Kalishman has also entered into a non-competition agreement with the Company extending from the completion of the IMA Merger until the later of five years thereafter or two years after all service to the Company has ended.

                  The Company's arrangements with Affholder, entered into in October 1995 in connection with the IMA Merger, provided for Affholder initially to serve as Senior Vice President - Chief Operating Officer of North American Contracting Operations of the Company, and currently as Senior Executive Vice President, over a term of three years at an annual salary of $250,000. In the event of Affholder's death, such arrangements terminate automatically, and are terminable by the Company upon the failure of Affholder to perform his duties thereunder owing to illness or other incapacity, if such illness continues for a period of six months, or for other cause (as defined in such agreement). Affholder's arrangements with the Company entitle him to participate in medical and other employee benefit plans and to the use of an automobile. Affholder has also entered into a non-competition agreement with the Company extending from the completion of the IMA Merger until the later of five years thereafter or two years after all service to the Company has ended.

                  A subsidiary of the Company is party to a tunnelling equipment lease agreement with A-Y-K-E Partnership, in which Kalishman and Affholder are partners. Such agreement covers equipment held by such partnership for lease both to the Company's subsidiary and other parties, as available, and is terminable upon 30 days prior notice by either such partnership or the Company's subsidiary. During the year ended December 31,

1996, such partnership was paid $384,575 under such arrangements, $29,050 of which was attributable to equipment overhaul invoiced on a cost pass-through basis. From time to time, such partnership has offered to sell all or any of its equipment to the Company at appraised fair market values, all of which offers have been rejected by the Company.

                  In connection with the IMA Merger, Xanadu Investments, L.P. (the general partners of which are The Jerome Kalishman Revocable Trust, as to which Kalishman acts as trustee, and The Nancy F. Kalishman Revocable Trust, as to which Nancy F. Kalishman, Kalishman's spouse, acts as trustee) ("Xanadu") and Affholder entered into an agreement with the Company and pursuant thereto received certain registration rights covering the shares of Common Stock held by them and their affiliates. Such agreement terminates in December 1998. Pursuant to such agreement, Xanadu and Affholder may demand registration under the Securities Act of 1933 on one occasion (unless the Company is entitled to use a registration statement on Form S-3, in which case Xanadu is entitled to three demand registrations) of no less than 500,000 shares of Common Stock. In addition, Xanadu and Affholder are entitled to incidental registration rights during the term of such agreement.

                  Except as described above or elsewhere in this Proxy Statement, none of the Committee, the Committee Nominees or any other Participant is, or within the past year has been, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company.

                  Except for the arrangements described above or elsewhere in this Proxy Statement, none of the Committee, the Committee Nominees or any other Participant, or any associate of the foregoing, has any arrangement or understanding with any person (A) with respect to any future employment by the Company or its affiliates or (B) with respect to any future transactions to which the Company or any of the affiliates will or may be a party.

                  There are no pending legal proceedings in which any of the Committee Nominees or any of their associates is a party adverse to the Company or any of its affiliates or in which any of the Committee Nominees or any of their associates has an interest adverse to the Company or any of its affiliates.

                  Except for the arrangements described above or elsewhere in this Proxy Statement, none of the Committee Nominees holds any position or office with the Company or any parent, subsidiary or affiliate of the Company, and none has ever served as a director of the Company or any parent, subsidiary or affiliate of the Company.

                  Except for the arrangements described above or elsewhere in this Proxy Statement, none of the Committee Nominees has any family relationship, by blood, marriage or adoption, to any director, executive office or person nominated or chosen by the Company to become a director or executive officer of the Company. During the last three fiscal years, no compensation was awarded to, earned by, or paid to any of the Committee Nominees, except for Mr. Affholder, by any person for any services rendered in any capacity to the Company or its subsidiaries.

                         BENEFICIAL OWNERSHIP OF SHARES
                            BY THE COMMITTEE NOMINEES

                  The following table sets forth the ownership of the Common Stock as of the Record Date by each of the Committee Nominees. Unless otherwise indicated, such persons have sole voting and investment power with respect to such shares, and all such shares were owned beneficially by the person indicated.

                                 AMOUNT OF
                                 BENEFICIAL                 PERCENT
NAME                             OWNERSHIP                  OF CLASS
----                             ---------                  --------

Robert W. Affholder              1,307,858                     4.9%

Stephen P. Cortinovis                    0                     0

Hulas Kanodia                            0                     0

Minor W. Perkins                         0                     0


-------------------------

(1) Based on the Common Stock shown as outstanding as of the Record Date in the Company's 1997 Proxy Statement.

          Preliminary Copy--Subject to Completion [Form of Proxy Card]

                                 BLUE PROXY CARD

                        ANNUAL MEETING OF STOCKHOLDERS OF
                          INSITUFORM TECHNOLOGIES, INC.
                   TO BE HELD ON JULY 15, 1997 TO VOTE FOR THE
                        DIRECTOR NOMINEES SET FORTH BELOW

               THIS PROXY IS SOLICITED BY THE COMMITTEE TO RESTORE
             VALUE TO IT AND NOT BY THE COMPANY'S BOARD OF DIRECTORS

           The undersigned hereby appoints Jerome Kalishman and Robert
             W. Affholder, and each of them, each with full power of
                          substitution, as proxy of the
    undersigned to vote all of the class A common stock, par value $.01 (the "Common Stock"), of Insituform Technologies, Inc. (the "Company") that the undersigned is entitled to vote if personally present at the
           Annual Meeting of Stockholders of the Company to be held at
                         The New York Marriott East Side
           Hotel, 525 Lexington Avenue, New York, New York on Tuesday,
                July 15, 1997, at 10:00 A.M., and at any and all
                     adjournments or postponements thereof.

1.    ELECTION OF DIRECTORS.

      THE COMMITTEE RECOMMENDS A VOTE FOR THE FOLLOWING DIRECTOR NOMINEES

      Election of Robert W. Affholder, Stephen P. Cortinovis, Hulas Kanodia, and Minor W. Perkins.


  [ ] FOR ALL NOMINEES LISTED ABOVE             [ ] WITHHOLD AUTHORITY TO
  (EXCEPT AS MARKED TO THE CONTRARY              VOTE FOR ALL NOMINEES LISTED
                BELOW)                                       ABOVE


INSTRUCTIONS. To withhold authority to vote for the election of one or more of such candidate(s), mark FOR above and write the name(s) of the person(s) with respect to whom you wish to withhold authority in the following space.

                    ---------------------------------------

             (CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE)

Proposals to Adjourn the Annual Meeting

The Committee recommends that you vote for Item 2 and against Item 3.
                                       ---            -------

2. Proposal to adjourn the Annual Meeting to a later date which is proposed or recommended by the Committee.

       [  ] Against              [  ]  For                  [  ]  Abstain

3. Proposal to adjourn the Annual Meeting to a later date which is not proposed or recommended by the Committee.

       [  ] Against              [  ]  For                  [  ]  Abstain

      The above-named proxies of the undersigned are authorized to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

      WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER MARKED HEREIN BY THE UNDERSIGNED. IF NO MARKING IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE COMMITTEE'S NOMINEES DESCRIBED ABOVE, FOR ITEM 2 AND AGAINST
ITEM 3. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT OF THE COMMITTEE DATED JUNE , 1997, SOLICITING PROXIES FOR THE ANNUAL MEETING.

      ALL PREVIOUS PROXIES GIVEN BY THE UNDERSIGNED TO VOTE AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF ARE HEREBY REVOKED.


                                   Dated:                             , 1997
                                         -----------------------------


                                   ---------------------------------------------
                                                     Signature


                                   ---------------------------------------------
                                            Signature, if held jointly


                                   ---------------------------------------------
                                               Title of Authority


                                    Please date this Proxy and sign it exactly as your name or names appear on your stock certificates or on a label affixed hereto. When shares are held jointly, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such. If shares are held by a corporation, please sign in full corporate name by President or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.

         PLEASE SIGN, DATE AND MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED
             ENVELOPE TO D.F. KING & CO., INC., WALL STREET STATION,
                      P.O. BOX 411, NEW YORK, NY 10269-0069

If you need assistance in voting your shares, please call D.F. King & Co, Inc. toll free at 1-800-[000-0000].